Exhibit 10.4

Daseke, Inc.

15455 Dallas Parkway, Suite 440

Addison, Texas 75001

December 22, 2016

Prudential Capital Partners IV, L.P.

Prudential Capital Partners Management Fund IV, L.P.

Prudential Capital Partners (Parallel Fund) IV, L.P.

c/o Prudential Capital Group

2200 Ross Avenue, Suite 4300

Dallas, TX 75201

Attention: Timothy M. Laczkowski and Julia Buthman

Email: tim.laczkowski@prudential.com and julia.buthman@prudential.com

Main Street Capital Corporation

Main Street Capital II, LP

Main Street Mezzanine Fund, LP

1300 Post Oak Boulevard, Suite 800

Houston, Texas 77056

Attention:	Curtis L. Hartman,
Senior Managing Director
E-mail:	CHartman@mainstcapital.com

Cc:	The Walden Group, Inc.
15455 Dallas Parkway, Suite 440 Addison, Texas 75001

Attention:	Don R. Daseke
President
E-mail:	don@daseke.com
Facsimile:	(972) 248-0942

Hennessy Capital Acquisition Corp. II

700 Louisiana Street, Suite 900

Houston, Texas 77002

Attention:	Daniel J. Hennessy, Kevin Charlton and Nicholas Petruska
E-mail: dhennessy@hennessycapllc.com, kcharlton@hennessycapllc.com and npetruska@hennessycapllc.com

Daseke, Inc.

15455 Dallas Parkway, Suite 440

Addison, Texas 75001

Attention:	Don R. Daseke
President
E-mail:	don@daseke.com

Re:	Side Letter

Dear Ladies and Gentlemen:

Reference is hereby made to the Agreement and Plan of Merger, dated as of the date hereof, by and among Daseke, Inc. (the “Company”), Hennessy Capital Acquisition Corp. II (“HCACII”), HCAC Merger Sub, Inc. (“Merger Sub”), and Don R. Daseke, solely in his capacity as Stockholder Representative (the “Merger Agreement”), pursuant to which the Company will merge (the “Merger”) with and into Merger Sub, a wholly-owned subsidiary of HCACII. In connection with the Merger, each of the undersigned parties (the “Parties”) hereby agrees as follows:

1. Definitions. For purposes hereof, the following terms when used herein will have the respective meaning set forth below:

“Adjusted Per Common Share Closing Merger Consideration” means the Per Common Share Closing Merger Consideration (as defined in the Merger Agreement) calculated for purposes of this Letter Agreement as if the Main Street Pre-Closing Shares and the Prudential Pre-Closing Shares were outstanding immediately prior to the Effective Time and held by the Main Street Entities and the Prudential Entities, respectively, through and including the Effective Time.

“Affiliates” has the meaning set forth in the Merger Agreement.

“Cash Consideration” means the Main Street Cash Consideration (as defined below) and the Prudential Cash Consideration (as defined below), collectively.

“Closing” has the meaning set forth in the Merger Agreement.

“Daseke Common Stock” means the common stock of the Company, par value $0.01 per share.

“Effective Time” has the meaning set forth in the Merger Agreement.

“HCACII Common Stock” means the common stock of HCACII, par value $0.0001 per share.

“HCACII Trust” means the trust account of HCACII with Continental Stock Transfer & Trust Company, acting as trustee, established under the HCACII Trust Agreement.

“HCACII Trust Agreement” means the Investment Management Trust Agreement, dated as of July 22, 2015, by and between HCACII and Continental Stock Transfer & Trust Company.

“Investment Side Letter” means the Amended and Restated Investment Side Letter, dated October 2, 2014, by and among the Side Letter Parties.

“Letter Agreement” means this letter agreement.

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“Main Street Base Stock Consideration” means the number of shares of HCACII Common Stock equal to the greater of (i) 776,166 and (ii) the number of shares determined using the following formula:

(a)(i)(A) the Main Street Pre-Closing Shares multiplied by (B) the Adjusted Per Common Share Closing Merger Consideration multiplied by (C) $10.00, minus (ii) $19,404,130.62;

divided by

(b) $10.00.

“Main Street Cash Consideration” has the meaning set forth in Section 6(a).

“Main Street Consideration” means the Main Street Cash Consideration and the Main Street Stock Consideration.

“Main Street Entities” means, collectively, Main Street Capital Corporation, a Maryland corporation, Main Street Capital II, LP, a Delaware limited partnership, and Main Street Mezzanine Fund, LP, a Delaware limited partnership.

“Main Street Fraction” means a fraction, the numerator of which is the number of Main Street Pre-Closing Shares, and the denominator of which is the number of Pre-Closing Shares.

“Main Street Pre-Closing Shares” means the shares of Daseke Common Stock owned by the Main Street Entities as of the date hereof.

“Main Street Post-Closing Shares” means the shares of HCACII Common Stock issued to the Main Street Entities pursuant to Section 6.

“Main Street Side Letter” means the Letter, dated November 18, 2015, from the Company and The Walden Group, Inc. to the Main Street Entities.

“Main Street Stock Consideration” has the meaning set forth in Section 6(a).

“Post-Closing Sales” has the meaning set forth in Section 7(b).

“Post-Closing Shares” means the Main Street Post-Closing Shares and the Prudential Post-Closing Shares, collectively.

“Pre-Closing Shares” means the Main Street Pre-Closing Shares and the Prudential Pre-Closing Shares, collectively.

“Prospectus” means that certain final prospectus, dated as of July 22, 2015, of HCACII, as filed with the Securities and Exchange Commission on July 23, 2015.

“Prudential Base Stock Consideration” means the number of shares of HCACII Common Stock equal to the greater of (i) 223,835 and (ii) the number of shares determined using the following formula:

(a)(i)(A) the Prudential Pre-Closing Shares multiplied by (B) the Adjusted Per Common Share Closing Merger Consideration multiplied by (C) $10.00, minus (ii) $5,595,869.38;

divided by

(b) $10.00.

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“Prudential Cash Consideration” has the meaning set forth in Section 6(b).

“Prudential Consideration” means the Prudential Cash Consideration and the Prudential Stock Consideration.

“Prudential Entities” means, collectively, Prudential Capital Partners IV, L.P., a Delaware limited partnership, Prudential Capital Partners Management Fund IV, L.P., a Delaware limited partnership, and Prudential Capital Partners (Parallel Fund) IV, L.P., a Delaware limited partnership.

“Prudential Fraction” means a fraction, the numerator of which is the number of Prudential Pre-Closing Shares, and the denominator of which is the number of Pre-Closing Shares.

“Prudential Pre-Closing Shares” means the shares of Daseke Common Stock owned by the Prudential Entities as of the date hereof.

“Prudential Post-Closing Shares” means the shares of HCACII Common Stock issued to the Prudential Entities pursuant to Section 6.

“Prudential Side Letter” means the Letter, dated November 17, 2015, from the Company and The Walden Group, Inc. to the Prudential Entities.

“Prudential Stock Consideration” has the meaning set forth in Section 6(b).

“Put Option” has the meaning set forth in the Investment Side Letter.

“Registration Rights Agreement” means the Form of Amended and Restated Registration Rights Agreement to be entered into as of the Closing of the Merger and attached to the Merger Agreement as Exhibit J thereto.

“Sale Proceeds” means the aggregate cash from the Post-Closing Sales actually received by the Main Street Entities and the Prudential Entities (net of any underwriting discounts or commissions or broker or similar fees that are paid out of such cash).

“Sales” has the meaning set forth in Section 6(b).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Side Letter Parties” means, collectively, the Main Street Entities, the Prudential Entities, The Walden Group and the Company.

“Stock Consideration” means the Main Street Stock Consideration and Prudential Stock Consideration, collectively.

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“Stockholders Agreement” means the Amended and Restated Stockholders Agreement, dated October 2, 2014, by and among the Company, The Walden Group, Inc., the Main Street Entities, the Prudential Entities, and certain other stockholders of the Company, as amended.

“Term Facility” means the $350.0 million term loan B facility to be obtained by Merger Sub in connection with the Merger.

“The Walden Group” means The Walden Group, Inc., a Delaware corporation.

2. Waiver of Rights of First Refusal. The Side Letter Parties hereby agree to waive any and all right and option to exercise the right of first refusal as provided in Section 1 of the Investment Side Letter in connection with any transfer of Securities (as defined in the Investment Side Letter) deemed to have occurred pursuant to the Merger and the transactions contemplated in the Merger Agreement and in this Letter Agreement.

3. Waiver of Put Option. Subject to (a) the performance by the Company and HCACII of their covenants and obligations contained herein to be performed at or prior to the Closing (including, without limitation, delivery of the Main Street Consideration and the Prudential Consideration), (b) the payment in full of all amounts then outstanding under each of (i) the Original Notes (as defined in the Investment Side Letter) with respect to the Prudential Entities and (ii) the Main Street Notes (as defined in the Investment Side Letter) with respect to the Main Street Entities (clauses (i) and (ii) are collectively referred to as the “Payoff”), and (c) consummation of the Closing of the Merger Agreement, the Side Letter Parties hereby waive any and all right and option of the Main Street Entities and the Prudential Entities, respectively, to exercise the Put Option as a result of the Closing and the Payoff. Notwithstanding anything in this Letter Agreement to the contrary, if the Closing does not occur for any reason, the Side Letter Parties shall be deemed not to have waived the Put Option and the Investment Side Letter, Main Street Side Letter and Prudential Side Letter shall not be terminated (as contemplated by Section 5) and shall remain in full force and effect.

4. Consent to Merger.

(a) Each of the Main Street Entities and the Prudential Entities agrees that it shall provide an executed counterpart signature page to the Omnibus Consent, Notice, Waiver, Amendment and Termination Agreement attached as Exhibit H to the Merger Agreement (the “Omnibus Agreement”) within six (6) hours of the execution of the Merger Agreement; provided, that the Company shall have provided the Main Street Entities and the Prudential Entities with execution versions of the Omnibus Agreement and Merger Agreement prior to the execution of this Letter Agreement, and the Company and HCACII agree that such execution versions shall not be modified prior to the execution of such documents by the parties thereto and the delivery of such documents to the Company’s stockholders.

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(b) Notwithstanding anything to the contrary in the Omnibus Agreement, with respect to the resolution set forth in Section 1 of the Omnibus Agreement stating that the parties to the Omnibus Agreement agree (on their own behalf and on behalf of their successors-in-interest, transferees or assignees) to forego participation as a plaintiff or member of a plaintiff class in any action (including any class action) with respect to any claim, direct, derivative or otherwise, based solely on their status as stockholders of the Company, relating to the negotiation, execution or delivery of the Omnibus Agreement or the Merger Agreement or the consummation of (but not the failure to consummate) the Merger and the other transactions contemplated by the Merger Agreement, and to take all necessary steps to affirmatively waive and release any right or claim of recovery or recovery in any settlement or judgment related to any such action reasonably requested by HCACII in writing, each of the Parties agrees that, notwithstanding the execution of the Omnibus Agreement by the Main Street Entities and the Prudential Entities after the execution hereof, such resolution shall not (i) apply to the Main Street Entities and the Prudential Entities, and the Main Street Entities and the Prudential Entities reserve all rights with respect to any claims, direct, derivative or otherwise, based on their status as stockholders of and lenders to the Company, including but not limited to any claims arising from the negotiation, execution or delivery of the Omnibus Agreement, the Merger Agreement, this Letter Agreement or the consummation of (but not the failure to consummate) the Merger and the other transactions contemplated thereby, (ii) constitute (A) a waiver of, or a consent to, any provision of any loan or securities purchase agreement or related document or agreement (collectively, the “Loan Documents”) to which any of the Main Street Entities or Prudential Entities is a party, or any present or future violation of, or default under, any provision of the Loan Documents, or (B) a waiver of any of the Main Street Entities’ or the Prudential Entities’ right to insist upon future compliance with each term, covenant, condition and provision of the Loan Documents, and (iii) waive, release or discharge any claims relating to the right to receive any consideration due to the Main Street Entities or the Prudential Entities pursuant to this Letter Agreement.

5. Termination of Side Letters.

(a) The Side Letter Parties agree that the Investment Side Letter shall automatically and without further action terminate when (i) the Main Street Entities no longer hold any Pre-Closing Shares and have received the Main Street Consideration and (ii) the Prudential Entities no longer hold any Pre-Closing Shares and have received the Prudential Consideration.

(b) The Main Street Entities, The Walden Group and the Company agree that the Main Street Side Letter shall terminate automatically and without further action when the Main Street Entities no longer hold any Pre-Closing Shares and have received the Main Street Consideration.

(c) The Prudential Entities, The Walden Group and the Company agree that the Prudential Side Letter shall automatically and without any further action terminate when the Prudential Entities no longer hold any Pre-Closing Shares and have received the Prudential Consideration.

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6. Purchase of Shares Prior to Closing.

(a) Purchase of Main Street Pre-Closing Shares. Subject to the terms of this Letter Agreement, HCACII agrees to purchase from the Main Street Entities immediately prior to the Closing, and the Main Street Entities agree to sell and transfer all right, title and interest to (the “Main Street Sale”) all of the Main Street Pre-Closing Shares to HCACII (the “Main Street Closing”). Subject to Section 6(c), in consideration for the Main Street Sale, HCACII agrees to (i) pay to the Main Street Entities an amount in cash equal to $19,404,130.62 (subject to pre-Closing adjustment as provided in Section 6(c), the “Main Street Cash Consideration”) and (ii) issue to the Main Street Entities the Main Street Base Stock Consideration (subject to pre-Closing adjustment as provided in Section 6(c), and, as adjusted, the “Main Street Stock Consideration”). At the Main Street Closing, each of the Main Street Entities shall deliver to HCACII a stock certificate or certificates evidencing such entity’s Main Street Pre-Closing Shares, free and clear of all encumbrances (other than restrictions on transfer arising under the Company’s organizational documents or applicable securities law), duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank, and HCACII at the Closing shall (x) deliver to the Main Street Entities the Main Street Cash Consideration by wire transfer of immediately available funds to an account designated in writing by the Main Street Entities to HCACII no later than two (2) business days before the Main Street Closing, (y) issue the applicable portion of the Main Street Stock Consideration to each of the Main Street Entities, and (z) pay all outstanding and invoiced reasonable fees and expenses of the Main Street Entities’ legal counsel incurred in connection with the preparation, negotiation and execution of this Letter Agreement and all related documentation reviewed or entered into by the Main Street Entities in connection with the Merger Agreement; provided, however, that if the Main Street Closing does not occur on or prior to March 15, 2017, the Company shall instead pay such outstanding fees and expenses on such date.

(b) Purchase of Prudential Pre-Closing Shares. Subject to the terms of this Letter Agreement, HCACII agrees to purchase from the Prudential Entities immediately prior to the Closing, and the Prudential Entities agree to sell and transfer all right, title and interest to (the “Prudential Sale” and together with the Main Street Sale, the “Sales”) all of the Prudential Pre-Closing Shares to HCACII (the “Prudential Closing”). Subject to Section 6(c), in consideration for the Prudential Sale, HCACII agrees to (i) pay to the Prudential Entities an amount in cash equal to $5,595,869.38 (subject to pre-Closing adjustment as provided in Section 6(c), the “Prudential Cash Consideration”) and (ii) issue to the Prudential Entities the Prudential Base Stock Consideration (subject to pre-Closing adjustment as provided in Section 6(c), and, as adjusted, the “Prudential Stock Consideration”). At the Prudential Closing, each of the Prudential Entities shall deliver to HCACII a stock certificate or certificates evidencing such entity’s Prudential Pre-Closing Shares, free and clear of all encumbrances (other than restrictions on transfer arising under the Company’s organizational documents or applicable securities law), duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank, and HCACII shall at the Closing (x) deliver to the Prudential Entities the Prudential Cash Consideration by wire transfer of immediately available funds to an account designated in writing by the Prudential Entities to HCACII no later than two (2) business days before the Prudential Closing, (y) issue the applicable portion of the Prudential Stock Consideration to each of the Prudential Entities and (z) pay all outstanding and invoiced reasonable fees and expenses of the Prudential Entities’ legal counsel incurred in connection with the preparation, negotiation and execution of this Letter Agreement and all related documentation reviewed or entered into by the Prudential Entities in connection with the Merger Agreement; provided, however, that if the Prudential Closing does not occur on or prior to March 15, 2017, the Company shall instead pay such outstanding fees and expenses on such date.

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(c) Adjustment of Allocation of Consideration

(i) The allocation of the Main Street Consideration and the Prudential Consideration between cash and shares of HCACII Common Stock is subject to adjustment as provided in this Section 6(c)(i):

(A) To the extent there is any Additional Cash (as defined below), then for each $10.00 of Additional Cash (1)(A) the number of shares constituting the Main Street Base Stock Consideration shall automatically be reduced by a fraction of a share of HCACII Common Stock equal to (x) the Main Street Fraction multiplied by (y) one share of HCACII Common Stock and (B) the number of shares constituting the Prudential Base Stock Consideration shall automatically be reduced by a fraction of a share of HCACII Common Stock equal to (x) the Prudential Fraction multiplied by (y) one share of HCACII Common Stock; provided, however, any fractional share of HCACII Common Stock that would otherwise be issued under this Section 6(c)(i)(A) shall be rounded-up to the nearest whole share; and (2)(A) the Main Street Cash Consideration shall be increased by an amount equal to (x) $10.00 multiplied by (y) the Main Street Fraction and (B) the Prudential Cash Consideration shall be increased by an amount equal to (x) $10.00 multiplied by (y) the Prudential Fraction. Any Additional Cash shall be applied to the adjustment set forth in this Section 6(c)(i)(A) on a first dollar basis (and shall not be used by HCACII, the Company or any of their Affiliates for any other purpose; provided that HCACII may use other cash to make the payments required hereunder in substitution of the cash that will be released to it from the HCACII Trust, in which case, upon such required payments being made, such released cash shall not be subject to the restriction in this parenthetical) until the Main Street Stock Consideration and the Prudential Stock Consideration is reduced to zero Post-Closing Shares.

(B) In addition, HCACII has the option, in its sole discretion (subject to compliance with applicable law and any applicable restrictions contained in agreements by which HCACII is bound), to reduce the Stock Consideration to be paid in the Sales, such that (1) for each reduction in the Stock Consideration by one share of HCACII Common Stock, (A) the Main Street Base Stock Consideration shall be reduced by a fraction of a share of HCACII Common Stock equal to (x) the Main Street Fraction multiplied by (y) one share of HCACII Common Stock, and (B) the Prudential Base Stock Consideration shall be reduced by a fraction of a share of HCACII Common Stock equal to (x) the Prudential Fraction multiplied by (y) one share of HCACII Common Stock; provided, however, any fractional share of HCACII Common Stock that would otherwise be issued under this Section 6(c)(i)(B) shall be rounded-up to the nearest whole share; and (2) HCACII shall make a corresponding increase in the Cash Consideration equal to (x) $10.00 multiplied by (y) the decrease in the number of shares of Stock Consideration pursuant to clause (1) (such amount of cash, the “Cash Increase”), such that (A) the Main Street Cash Consideration shall be increased by an amount equal to (x) the Cash Increase multiplied by (y) the Main Street Fraction and (B) the Prudential Cash Consideration shall be increased by an amount equal to (x) the Cash Increase multiplied by (y) the Prudential Fraction.

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(ii) Not less than one (1) business day prior to the Closing, HCACII shall deliver to the Main Street Entities and the Prudential Entities a certificate of an authorized officer of HCACII setting forth a detailed calculation of:

(A) the amount of cash, if any, in the HCACII Trust that will not be used to satisfy redemptions of shares of HCACII Common Stock by HCACII’s Public Stockholders (as defined below) (the “Additional Cash”);

(B) the Company’s determination of the Adjusted Per Common Share Closing Merger Consideration;

(C) the adjustments, if any, to be made to the Main Street Base Stock Consideration, the Prudential Base Stock Consideration, the Main Street Cash Consideration, and the Prudential Cash Consideration pursuant to Section 6(c)(i)(A); and

(D) the adjustments, if any, to be made to the Main Street Base Stock Consideration, the Prudential Base Stock Consideration, the Main Street Cash Consideration, and the Prudential Cash Consideration at the election of HCACII pursuant to Section 6(c)(i)(B).

(iii) In no event shall any fractional shares of HCACII Common Stock be issued to the Main Street Entities or the Prudential Entities pursuant to this Letter Agreement (with any fractional share that would otherwise be issued rounded up to the nearest whole share).

(d) The Parties agree that the Main Street Closing, the Prudential Closing and the Closing shall occur on the same day.

7. Sale of Post-Closing Shares.

(a) In the event that the Main Street Entities or the Prudential Entities owns Post-Closing Shares, HCACII agrees that it shall use its reasonable best efforts to register the Post-Closing Shares in accordance with the terms and provisions of the Registration Rights Agreement as soon as reasonably practicable following the consummation of the Merger but, notwithstanding anything in the Registration Rights Agreement to the contrary, within sixty (60) days but in no event later than ninety (90) days following the consummation of the Merger. None of the Main Street Entities or the Prudential Entities shall be subject to any lock-up agreement with respect to the Post-Closing Shares. HCACII shall pay all reasonable fees and expenses incident to the registration of the Post-Closing Shares including, but not limited to, all registration fees, printing costs, fees, expenses of HCACII’s legal counsel, independent registered public accounting firm and any other Persons retained by HCACII in connection with such registration or any other fees or expenses incurred by HCACII and the fees and expenses of legal counsel and advisors for the Main Street Entities and the Prudential Entities participating in such registration. Each of the Main Street Entities and the Prudential Entities shall furnish to the Company such information regarding itself as is reasonably required to effect the registration of such Post-Closing Shares. HCACII shall indemnify and hold harmless each of the Main Street Entities and the Prudential Entities, and each of their respective directors and officers, each Person who participates as an underwriter (within the meaning of the Securities Act) for the Post-Closing Shares in the offering or sale of such securities and each other Person, if any, who controls any of the Main Street Entities or the Prudential Entities or any such underwriter, from and against any and all losses, claims, damages and liabilities (including reasonable fees and expenses of counsel) to the extent arising from or based upon any untrue statement or alleged untrue statement of material fact contained in (or incorporated by reference in) any registration statement under the Securities Act, any preliminary prospectus, final prospectus or any post-effective amendment thereto or, or any summary prospectus included therein, any amendment or supplement thereto, or application or other filing under any state securities law required to be filed or furnished or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and HCACII and the Company will reimburse each of the Main Street Entities and the Prudential Entities and each such director, officer, underwriter and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding, except insofar as such losses, claims, damages or liabilities arise out of or are based upon any such untrue statement or alleged untrue statement or omission or alleged omission in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by the Main Street Entities or the Prudential Entities specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any of the Main Street Entities or the Prudential Entities or any such director, officer, underwriter or controlling Person and shall survive the transfer of such securities by any of the Main Street Entities or the Prudential Entities. For the avoidance of doubt, if any provisions of the Registration Rights Agreement conflict with, or are less favorable to the Main Street Entities and the Prudential Entities than, the provisions of this Section 7(a), this Section 7(a) shall apply with respect to HCACII’s obligations to the Main Street Entities and the Prudential Entities. Furthermore, for the avoidance of doubt, notwithstanding any provision in the Registration Rights Agreement to the contrary, (i) HCACII will be responsible for the reasonable fees and expenses of legal counsel for each of the Main Street Entities and the Prudential Entities participating in a Registration (as defined in the Registration Rights Agreement) and (ii) HCACII will not require, and will use reasonable best efforts to cause underwriters to not require, the Main Street Entities and the Prudential Entities to agree to any lock up agreement, market standoff agreement or holdback agreement (it being understood that the underwriter(s) to be selected for certain offerings will not be chosen by HCACII).

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(b) Upon registration of the Post-Closing Shares, HCACII shall use its reasonable best efforts to facilitate and identify potential buyers for the Main Street Entities and the Prudential Entities to sell the Post-Closing Shares on the open market or in one or more negotiated sales, in each case in consultation with and subject to the reasonable approval of the Main Street Entities and the Prudential Entities (any such sale, a “Post-Closing Sale”); provided, however, that in no event shall the Main Street Entities and the Prudential Entities be determined to have unreasonably withheld any such approval if any such Post-Closing Sale would result in the Main Street Entities or the Prudential Entities receiving less than the then-applicable market price for their respective Post-Closing Shares less customary underwriting discounts and commissions or broker or similar fees, as applicable. Each of the Main Street Entities and the Prudential Entities shall cooperate reasonably with HCACII and its financial and legal advisors to consummate Post-Closing Sales.

(c) Upon the date (the “Determination Date”) that is the earlier to occur of (i) such time that all Post-Closing Shares have been sold and (ii) the date that is 120 days after the Closing, in the event that the Sale Proceeds are less than the amount (such amount, the “Minimum Proceeds”) equal to (x) the number of Post-Closing Shares multiplied by (y) $10.00, HCACII shall, within five (5) business days of the Determination Date, make (A) a cash payment to the Main Street Entities by wire transfer of immediately available funds to an account designated in writing by the Main Street Entities to HCACII no later than two (2) business days before the Determination Date in an amount equal to (1) (x) the Minimum Proceeds minus the (y) Sale Proceeds (such difference, the “Proceeds Shortfall”), multiplied by (2) the Main Street Fraction, and (B) a cash payment to the Prudential Entities by wire transfer of immediately available funds to an account designated in writing by the Prudential Entities to HCACII no later than two (2) business days before the Determination Date in an amount equal to (x) the Proceeds Shortfall multiplied by (y) the Prudential Fraction; provided, however, that to the extent HCACII is unable to pay such Proceeds Shortfall payment in full within five (5) business days of the Determination Date as a result of any restrictions or prohibitions on payment of such Proceeds Shortfall under HCACII’s and/or the Company’s credit facilities, HCACII shall deliver to each of the Main Street Entities and the Prudential Entities a promissory note of HCACII, in the principal amount equal to the applicable unpaid portion of such Proceeds Shortfall due and payable to the Main Street Entities and the Prudential Entities, dated such date and duly executed and delivered by HCACII, having the following terms and provisions: (a) each such promissory note shall mature upon the one year anniversary of the date of issuance thereof, (b) each such promissory note shall bear interest payable quarterly at the rate of 14.5% per annum payable in cash or paid-in-kind interest, and (c) the maturity of each such promissory note shall, at the option of the applicable Main Street Entities or Prudential Entities, be accelerated in the event that interest or principal is not timely paid by HCACII and shall on the date of default begin accruing interest at a default interest rate of 17.5% per annum. Upon the receipt by the Main Street Entities and the Prudential Entities of their respective Sale Proceeds amounts and, if applicable, their respective Proceeds Shortfall amounts (or the payment in full (including principal and interest) of any promissory note made pursuant to the prior sentence, if applicable), each of the Main Street Entities and the Prudential Entities will surrender and forfeit any and all rights to any and all remaining Post-Closing Shares to HCACII and each such entity shall execute such instruments and documents as are reasonably necessary to effect such surrender and forfeiture; provided, however, that if (i) no Proceeds Shortfall amounts are payable to the Main Street Entities and the Prudential Entities pursuant to this Section 7(c) or (ii) the Main Street Entities or the Prudential Entities, as applicable, elect to forfeit their right to receive any Proceeds Shortfall otherwise due and payable under this Section 7(c), the Main Street Entities and the Prudential Entities shall not be required to surrender and forfeit any remaining Post-Closing Shares held by such entity.

(d) Each of HCACII and the Company agrees that, giving effect to any applicable and available “baskets” under HCACII’s and/or the Company’s credit facilities that allow HCACII or the Company to pay the Proceeds Shortfall without additional approvals of the lenders thereunder (it being understood that any basket available for such payment may be subject to default or event of default blockers and other customary conditions, and the existence of such conditions shall not be a breach of this clause (d)), (a) the payment of the Proceeds Shortfall, if any, shall at all times either not be prohibited under or be permitted under any credit facility or other financing arrangement to which any of HCACII, the Company or any of their Affiliates is or becomes a party, and (b) it shall not, nor shall it permit any of its Affiliates to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of HCACII to pay to the Main Street Entities and the Prudential Entities the Proceeds Shortfall, if any.

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8. Incentive Payments. At Closing, HCACII shall make a (a) cash payment of $388,082.61 to the Main Street Entities (the “Main Street Incentive Payment”) by wire transfer of immediately available funds to an account designated in writing by the Main Street Entities to HCACII no later than two (2) business days before the Main Street Closing and (b) cash payment of $111,917.39 to the Prudential Entities (the “Prudential Incentive Payment” and, together with the Main Street Incentive Payment, the “Incentive Payments”) by wire transfer of immediately available funds to an account designated in writing by the Prudential Entities to HCACII no later than two (2) business days before the Prudential Closing; provided, however, that in the event that HCACII, pursuant to Section 6(c), pays cash for all of the Pre-Closing Shares in the Sales, no Incentive Payments shall be required or made.

9. No HCACII Liability. Notwithstanding anything herein to the contrary, HCACII shall have no liability arising under, or related to, this Letter Agreement if the Closing of the Merger does not occur.

10. No Claim Against HCACII Trust. Each of the Company, the Main Street Entities and the Prudential Entities hereto acknowledge that it has read the Prospectus and that HCACII has established the HCACII Trust from the proceeds of its initial public offering (“IPO”) and from certain private placements occurring simultaneously with the IPO for the benefit of HCACII’s public stockholders (the “Public Stockholders”) and certain parties (including the underwriters of the IPO) and that, except for a portion of the interest earned on the amounts held in the HCACII Trust, HCACII may disburse monies from the HCACII Trust only: (a) to the Public Stockholders in the event they elect to redeem the HCACII Common Stock in connection with the consummation of HCACII’s initial business combination (as such term is used in the Prospectus) (“Business Combination”), (b) to the Public Stockholders if HCACII fails to consummate a Business Combination within twenty-four months from the closing of the IPO, (c) any amounts necessary to pay any taxes and for working capital purposes or (d) to, or on behalf of, HCACII after or concurrently with the consummation of a Business Combination. Each of the Company, the Main Street Entities and the Prudential Entities agrees that, it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind (other than its rights upon Closing or pursuant to Section 6(c)) in or to any monies in the HCACII Trust or distributions therefrom, in each case prior to the Closing, or make any claim prior to the Closing against the HCACII Trust, regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Claims”). Each of the Company, the Main Street Entities and the Prudential Entities hereby irrevocably waives any Claims it may have against the HCACII Trust (including any distributions therefrom) arising prior to the Closing as a result of any negotiations, contracts or agreements with HCACII and will not, prior to the Closing, seek recourse against the HCACII Trust (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of this Letter Agreement). For the avoidance of doubt, notwithstanding anything to the contrary contained herein, the waivers under this Section 10 will continue to apply at and after the Closing or termination of this Letter Agreement (as applicable) solely with respect to the distributions made to redeeming Public Stockholders and for transaction expenses paid. Each of the Company, the Main Street Entities and the Prudential Entities agrees and acknowledges that such irrevocable waiver is material to this Letter Agreement and specifically relied upon by HCACII to induce it to enter into this Letter Agreement. This Section 10 shall not limit the Company, the Main Street Entities or the Prudential Entities’ right to seek specific performance against HCACII pursuant to Section 14(j), including the right to seek specific performance against HCACII to require HCACII to take such actions contemplated by this Letter Agreement, and to comply with the terms of the HCACII Trust Agreement, including distribution of funds from the HCACII Trust in accordance with the terms of this Letter Agreement and upon the Closing in accordance with the terms of the Merger Agreement.

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11. Shares Deemed Outstanding. For the avoidance of doubt, each of the Parties acknowledges and agrees that, subject to the performance by the Company and HCACII of its respective covenants and obligations contained herein to be performed at or prior to the Closing, (a) HCACII will be considered to be the holder of the Pre-Closing Shares as of immediately prior to the Effective Time and the Closing under and for the purposes of the Merger Agreement and (b) the Main Street Entities and the Prudential Entities will receive no consideration under the Merger Agreement.

12. Condition to the Merger; Amendment of Registration Rights Agreement. Each of HCACII and the Company agrees that the Closing of the Merger shall not occur unless the Sales have been consummated. In addition, each of HCACII and the Company agrees that (a) the Merger Agreement shall not be amended, and no provision thereunder shall have been waived, in any manner that is material and adverse to the Main Street Entities and the Prudential Entities (or adversely affects the consideration to be received by the Main Street Entities and the Prudential Entities under this Letter Agreement), and (b) the Registration Rights Agreement shall not be changed prior to its execution by the parties contemplated to be parties thereto in a manner that is material and adverse to the Main Street Entities and the Prudential Entities, in each case without the prior written consent of each of the Main Street Entities and the Prudential Entities.

13. Representations and Warranties; Limitation of Liability.

(a) Main Street Entities.

(i) Each Main Street Entity severally and not jointly represents and warrants to HCACII and the Company as follows:

(A) Such Main Street Entity owns, of record and beneficially, the Main Street Pre-Closing Shares to be conveyed by such Main Street Entity to HCACII pursuant to Section 6 free and clear of all encumbrances (other than restrictions on transfer arising under the Company’s organizational documents or applicable securities law). At the Main Street Closing, HCACII will obtain good and valid title to the Main Street Pre-Closing Shares conveyed by such Main Street Entity, of record and beneficially, free and clear of all encumbrances (other than restrictions on transfer arising under the Company’s organizational documents or applicable securities law).

(B) Such Main Street Entity represents that by reason of its, or of its management’s, business, or financial experience, such Main Street Entity has the capacity to protect its own interests in connection with the transactions contemplated in this Letter Agreement. Such Main Street Entity has experience as an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of entering into this Letter Agreement.

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(C) Such Main Street Entity is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act.

(ii) Each of HCACII and the Company agrees that (A) the maximum aggregate liability of any Main Street Entity under this Letter Agreement and the transactions contemplated hereby shall not exceed the aggregate amount of the Main Street Stock Consideration and the Main Street Cash Consideration actually received by such Main Street Entity hereunder, and (B) that no Main Street Entity or any of its Affiliates shall be liable to HCACII, the Company, or any other Person for any obligations of the Company or any Stockholder (as defined in the Merger Agreement) under the Merger Agreement or any of the other Transaction Documents.

(b) Prudential Entities.

(i) Each Prudential Entity severally and not jointly represents and warrants to HCACII and the Company as follows:

(A) Such Prudential Entity owns, of record and beneficially, the Prudential Pre-Closing Shares to be conveyed by such Prudential Entity to HCACII pursuant to Section 6 free and clear of all encumbrances (other than restrictions on transfer arising under the Company’s organizational documents or applicable securities law). At the Prudential Closing, HCACII will obtain good and valid title to the Prudential Pre-Closing Shares conveyed by such Prudential Entity, of record and beneficially, free and clear of all encumbrances (other than restrictions on transfer arising under the Company’s organizational documents or applicable securities law).

(B) Such Prudential Entity represents that by reason of its, or of its management’s, business, or financial experience, such Prudential Entity has the capacity to protect its own interests in connection with the transactions contemplated in this Letter Agreement. Such Prudential Entity has experience as an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of entering into this Letter Agreement.

(C) Such Prudential Entity is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act.

(ii) Each of HCACII and the Company agrees that (A) the maximum aggregate liability of any Prudential Entity under this Letter Agreement and the transactions contemplated hereby shall not exceed the aggregate amount of the Prudential Stock Consideration and the Prudential Cash Consideration actually received by such Prudential Entity hereunder, and (B) that no Prudential Entity or any of its Affiliates shall be liable to HCACII, the Company, or any other Person for any obligations of the Company or any Stockholder (as defined in the Merger Agreement) under the Merger Agreement or any of the other Transaction Documents.

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14. General Provisions.

(a) Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Letter Agreement shall be in writing and shall be conclusively deemed to have been duly given i) when hand delivered to the other party; ii) when received when sent by facsimile at the address and number set forth below; iii) three business days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the other party as set forth below; or iv) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next business day delivery guaranteed; provided that the sending party receives a confirmation of delivery from the delivery service provider. Copies of all notices (which shall not constitute official “notice”) shall, wherever reasonably practicable, also be sent by email.

To the Company:

15455 Dallas Parkway, Suite 440

Addison, Texas 75001

Attn: Don R. Daseke and R. Scott Wheeler

E-mail: don@daseke.com; scott@daseke.com

Facsimile: (972) 248-0942

With a copy to:

Vinson & Elkins L.L.P.

2001 Ross Avenue, Suite 3700

Dallas, Texas 75201

Attn: Christopher G. Schmitt and Alan J. Bogdanow

E-mail: cschmitt@velaw.com; abogdanow@velaw.com

Facsimile: (214) 999-7857

To HCACII:

Hennessy Capital Acquisition Corp. II

700 Louisiana Street, Suite 900

Houston, Texas 77002

Attention: Daniel J. Hennessy, Kevin Charlton and Nicholas Petruska

E-mail: dhennessy@hennessycapllc.com, kcharlton@hennessycapllc.com and npetruska@hennessycapllc.com

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With a copy to:

Sidley Austin LLP

One South Dearborn Street

Chicago, IL 60603

Attention: Jeffrey N. Smith and Dirk W. Andringa
Facsimile: (312) 853-7036
Email: jnsmith@sidley.com and dandringa@sidley.com

To the Main Street Entities:

Main Street Capital Corporation

Main Street Capital II, LP

Main Street Mezzanine Fund, LP

1300 Post Oak Boulevard, Suite 800

Houston, Texas 77056

Attention: Curtis L. Hartman, Senior Managing Director

Email: CHartman@mainstcapital.com

To the Prudential Entities:

Prudential Capital Partners IV, L.P.

Prudential Capital Partners Management Fund IV, L.P.

Prudential Capital Partners (Parallel Fund) IV, L.P.

c/o Prudential Capital Group

2200 Ross Avenue, Suite 4300

Dallas, TX 75201

Attention: Timothy M. Laczkowski and Julia Buthman

Email: tim.laczkowski@prudential.com and julia.buthman@prudential.com

(b) Termination. (i) In the event that the Closing has not occurred on or before June 30, 2017, then this Letter Agreement and the respective rights and obligations of the Parties hereunder shall automatically terminate and be of no further force and effect and (ii) this Letter Agreement and the respective rights and obligations of the Parties hereunder shall automatically terminate and be of no further force and effect if the Merger Agreement is terminated pursuant to its terms; provided, however, that the provisions of Section 14 and the obligations of the Company under Section 6(a)(z) and Section 6(b)(z) shall survive any such termination of this Letter Agreement.

(c) Entire Agreement. This Letter Agreement constitutes and contains the entire agreement and understanding of the Parties with respect to the subject matter hereof, and this Letter Agreement supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the Parties respecting the subject matter hereof.

(d) Governing Law. This Letter Agreement shall be governed by and construed exclusively in accordance with the internal laws of the State of Delaware, excluding that body of law relating to conflict of laws and choice of law.

(e) Severability. If one or more provisions of this Letter Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Letter Agreement and the balance of this Letter Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

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(f) Third Parties. Nothing in this Letter Agreement, express or implied, is intended to confer upon any Person, other than the Parties and their permitted successors and assigns, any rights or remedies under or by reason of this Letter Agreement.

(g) Successors and Assigns. The provisions of this Letter Agreement shall inure to the benefit of, and shall be binding upon, the permitted successors and permitted assigns of the Parties.

(h) Captions. The headings preceding the text of paragraphs of this Letter Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Letter Agreement. References to paragraphs are to the paragraphs contained in, referred to or attached to this Letter Agreement, unless otherwise specified.

(i) Counterparts. This Letter Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(j) Specific Performance. The Parties recognize and agree that money damages may be insufficient to compensate any party hereto for breaches by another party hereto of the terms hereof and, consequently, that the equitable remedy of specific performance of the terms hereof will be available in the event of any such breach.

[The remainder of this page is left intentionally blank.]

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IN WITNESS WHEREOF, the Parties have executed this Letter Agreement to be effective as of the date first written above.

THE COMPANY: DASEKE, INC.

By:	/s/ Don R. Daseke
Name:	Don R. Daseke
Title:	Chief Executive Officer, President and Secretary

Signature Pages to

Letter Agreement

HENNESSY:

HENNESSY CAPITAL ACQUISITION CORP. II

By:	/s/ Daniel J. Hennessy_
Name:	Daniel J. Hennessy
Title:	Chief Executive Officer

Signature Pages to

Letter Agreement

THE WALDEN GROUP, INC.

By:	/s/ Don R. Daseke
Name:	Don R. Daseke
Title:	President

Signature Pages to

Letter Agreement

PRUDENTIAL ENTITIES:

PRUDENTIAL CAPITAL PARTNERS IV, L.P.

By:	Lake Street Partners IV, L.P.,
its general partner

By:	/s/ Julia B. Buthman
Name:	Julia B. Buthman
Title:	Vice President

PRUDENTIAL CAPITAL PARTNERS
MANAGEMENT FUND IV, L.P.

By:	Market Street Holdings IV, LLC,
its general partner

By:	PGIM, Inc.
its managing member

By:	/s/ Julia B. Buthman
Name:	Julia B. Buthman
Title:	Vice President

PRUDENTIAL CAPITAL PARTNERS
(PARALLEL FUND) IV, L.P.

By:	Lake Street Partners IV, L.P.,
its general partner

By:	/s/ Julia B. Buthman
Name:	Julia B. Buthman
Title:	Vice President

Signature Pages to

Letter Agreement

MAIN STREET ENTITIES:

MAIN STREET CAPITAL CORPORATION

By:	/s/ Curtis L. Hartman
Name:	Curtis L. Hartman
Title:	Senior Managing Director

MAIN STREET CAPITAL II, LP

By:	Main Street Capital II GP, LLC,
Its General Partner

By:	/s/ Curtis L. Hartman
Name:	Curtis L. Hartman
Title:	Senior Managing Director

MAIN STREET MEZZANINE FUND, LP

By:	Main Street Mezzanine Management, LLC,
Its General Partner

By:	/s/ Curtis L. Hartman
Name:	Curtis L. Hartman
Title:	Senior Managing Director

Signature Pages to

Letter Agreement